UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐         Definitive Proxy Statement

☒         Definitive Additional Materials

☐         Soliciting Material Pursuant to Section 240.14a-12

NUO THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒         No Fee Required

☐         Fee paid previously with preliminary materials

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ONLINE VOTING

Vstock Transfer, LLC 18 Lafayette Place Woodmere, New York 11598	CONTROL #
REQUESTING A PAPER OR ELECTRONIC COPY OF THE PROXY MATERIALS
* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

Nuo Therapeutics, Inc.

8285 El Rio, Suite 190

Houston, TX 77054

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held on December 2, 2022

This communication presents only an overview of the more complete Proxy Materials that are available to you on the Internet

We encourage you to access and review all of the important information contained in the Proxy Materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before Novermber 28, 2022 to facilitate a timely delivery.

ACCESSING YOUR PROXY MATERIALS ONLINE

The following Proxy Materials are available to you to review at https://materials.proxyvote.com/67059V:

‑	Notice of Annual Meeting of Stockholders
‑	Proxy Statement for the Annual Meeting of Stockholders (including all attachments thereto);
‑	Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and
‑	The Proxy Card, and any amendments to the foregoing materials that are required to be furnished to stockholders.

PROXY STATEMENT OVERVIEW

The Annual Meeting of Stockholders of Nuo Therapeutics, Inc. (the "Company), will be held on Friday, December 2, 2022 at 9:00 a.m. Central Standard Time, at our principal executive offices at 8285 El Rio, Suite 190, Houston, Texas 77054. Proposals to be voted at the meeting are listed below along with the Board of Directors' recommendations.

1.	To elect four directors to serve on the Board, each to serve until Nuo’s next annual meeting of stockholders or until each successor is duly elected and qualified
2.	To ratify the appointment of Marcum LLP as Nuo’s independent registered public accounting firm for the fiscal year ending December 31, 2022
3.	To approve, on an advisory basis, the compensation of Nuo’s named executive officers
4.	To approve, on an advisory basis, the frequency of the advisory vote on executive compensation
5.	To ratify and approve Nuo’s 2016 Omnibus Incentive Compensation Plan, as amended

The Board of Directors recommends a vote FOR all director nominees and FOR Proposals 2, 3, 5 and THREE YEARS on Proposal 4.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must go online or request a paper copy of the Proxy Materials to receive a proxy card.

* SPECIMEN *                                                                                                                                 AC:ACCT9999                                                             90.00